QuickLinks -- Click here to rapidly navigate through this document

EX-23.1

CONSENT OF ARTHUR ANDERSEN LLP

EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8, No. 333-30004, No. 333-30504, and No. 333-41446.

ARTHUR ANDERSEN LLP

Atlanta, Georgia
March 28, 2001

QuickLinks

CONSENT OF ARTHUR ANDERSEN LLP EXHIBIT 23.1 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS